      As filed with the Securities and Exchange Commission on September 29, 1997

                                                   Registration Number 333-29539
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                                         74-1790172
(State or other jurisdiction of                               (I.R.S. Employer Identification No.)
incorporation or organization)

                              5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081
                                 (713) 295-7200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 DAVID H. EDWAB
                           40650 ENCYCLOPEDIA CIRCLE
                           FREMONT, CALIFORNIA 94538
                                 (510) 657-9821
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:


       MICHAEL W. CONLON                                    KATHERINE M. SEABORN
   FULBRIGHT & JAWORSKI LL.P.                             GARDERE & WYNNE, L.L.P.
 801 PENNSYLVANIA AVENUE, N.W.                                1601 ELM STREET
     WASHINGTON, D.C. 20004                                 DALLAS, TEXAS 75201
         (202) 662-4660                                        (214) 999-3000



         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)
OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


         Pursuant to its Registration Statement on Form S-3, as amended (Reg. No. 333-29539) (the "Registration Statement"), The Men's Wearhouse, Inc., a Texas corporation (the "Company"), registered 2,990,000 shares of its common stock, $.01 par value (the "Common Stock"), in connection with the proposed offering and sale of such shares of Common Stock by the Company and certain shareholders of the Company (the "Offering"). The Registration Statement was declared effective by the Commission on July 18, 1997.

         The Company has determined that of the 2,990,000 shares of Common Stock registered by Registration Statement in connection with the Offering, 948,750 shares of Common Stock were not sold in connection with the Offering and such shares can be removed from registration.

         Therefore, pursuant to the undertaking made by the Company required by
Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing from registration 948,750 of the shares of the Company's Common Stock, which were not, and are not expected to be, sold in the Offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 1997.

                                        THE MEN'S WEARHOUSE, INC.


                                        By:       /s/ GEORGE ZIMMER
                                            -----------------------------------
                                                      George Zimmer
                                                Chairman of the Board and
                                                 Chief Executive Officer
                                              (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                      Title                                      Date
            ---------                                      -----                                      ----



      /s/ GEORGE ZIMMER              Chairman of the Board, Chief Executive Officer and        September 29, 1997
 -------------------------------          Director (Principal Executive Officer)
          George Zimmer

                *                                  President and Director                      September 29, 1997
 -------------------------------
           David Edwab


      /s/ GARY G. CKODRE             Vice President-Finance and Principal Financial and        September 29, 1997
 -------------------------------        Accounting Officer (Principal Financial and
          Gary G. Ckodre                          Accounting Officer)



                *                     Executive Vice President and Director                     September 29, 1997
 -------------------------------
        Richard E. Goldman

                *                     Senior Vice President - Real Estate and Director         September 29, 1997
 -------------------------------
         Robert E. Zimmer


                *                    Senior Vice President - Merchandising and Director        September 29, 1997
 -------------------------------
         James E. Zimmer

                *                   Senior Vice President - Planning and Systems, Chief        September 29, 1997
 -------------------------------              Information Officer and Director
          Harry M. Levy

                *                                         Director                             September 29, 1997
 -------------------------------
         Rinaldo Brutoco


                *                                         Director                             September 29, 1997
 -------------------------------
          Michael L. Ray

                *                                         Director                             September 29, 1997
 -------------------------------
         Sheldon I. Stein



* By:             /s/ GARY G. CKODRE
      ------------------------------------------
                      Gary G. Ckodre
               As Attorney-In-Fact for each
                 of the persons indicated